JARDEN CORPORATION               CONTACT:   Martin E. Franklin
                                            Chairman and Chief Executive Officer
                                            Jarden Corporation
                                            914-967-9400

                                            Investor Relations: Melissa Myron
                                            Press: Evan Goetz/Alecia Pulman
                                            Financial Dynamics
                                            212-850-5600

FOR IMMEDIATE RELEASE

            JARDEN COMPLETES ACQUISITION OF AMERICAN HOUSEHOLD, INC.
  - ACQUISITION CREATES LEADING GLOBAL PROVIDER OF BRANDED CONSUMER PRODUCTS -
                  -TOTAL ANNUAL REVENUE TO EXCEED $2.6 BILLION-

RYE, NEW YORK - JANUARY 24, 2005 - Jarden Corporation (NYSE: JAH) today announced it has completed the acquisition of privately-held American Household,
Inc. Under the terms of the agreement, originally announced on September 20,
2004, the purchase price consisted of $745.6 million in cash for the equity and the repayment of approximately $100 million of indebtedness.

The combined business forms a leading global provider of branded consumer products, holding the number one or number two position in most of its core consumer product categories with well established and highly regarded brands such as Ball(R), Bee(R), Bicycle(R), Campingaz(R), Coleman(R), Crawford(R),
Diamond(R), First Alert(R), FoodSaver(R), Forster(R), Health o meter(R),
Hoyle(R), Kerr(R), Lehigh(R), Leslie-Locke(R), Loew-Cornell(R), Mr. Coffee(R),
Oster(R), Sunbeam(R) and VillaWare(R).

Martin E. Franklin, Chairman and Chief Executive Officer, commented, "We are tremendously excited about adding the Coleman and Sunbeam businesses to Jarden and we welcome the employees of these businesses to the Jarden family."

Mr. Franklin added, "The addition of the Coleman and Sunbeam businesses continues our strategy of building a world class consumer products company, expanding globally and tapping new areas for growth and margin expansion. With a significantly increased international presence, we can leverage our existing infrastructure to drive operational efficiencies. Additionally, the expanded sales channels of the combined company provide important cross selling opportunities allowing us to broaden and diversify our product offering through established retail relationships."

Mr. Franklin concluded, "We continue to believe that this acquisition will be immediately accretive to earnings, excluding any restructuring and non-recurring charges. The new Jarden is poised for continuing growth and margin improvements for years to come. We have spent a significant amount of time over the last several months developing a thoughtful integration plan that is focused on delivering results for our shareholders, customers and employees. We look forward to updating you on our progress as we start to implement this integration strategy."

                                    --more--

WEB CAST:

Jarden Corporation will be hosting a web cast on February 1, 2005 at 11:00 (EST)
to discuss its acquisition of the Sunbeam and Coleman businesses and its strategy for these businesses going forward. Investors may access the web cast at www.jarden.com., and it will be archived until February 28, 2005.

ABOUT JARDEN CORPORATION:

Jarden Corporation is a leading global provider of market leading branded consumer products used in and around the home marketed under well-known brand names including Ball(R), Bee(R), Bicycle(R), Campingaz(R), Coleman(R),
Crawford(R), Diamond(R), First Alert(R), FoodSaver(R), Forster(R), Health o
meter(R), Hoyle(R), Kerr(R), Lehigh(R), Leslie-Locke(R), Loew-Cornell(R), Mr.
Coffee(R), Oster(R), Sunbeam(R) and VillaWare(R). Jarden operates through four business segments: Branded Consumables, Consumer Solutions, Outdoor Solutions
and Other. Headquartered in Rye, NY, Jarden has over 9,000 employees worldwide.
For more information, please log on to www.jarden.com.

SAFE HARBOR:

Note: This news release contains "forward-looking statements" within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of
1995, including statements regarding the outlook for Jarden's markets and the demand for its products, future cash flows from operations, Jarden's future revenues and margin improvements and the effect of the acquisition of American
Household, Inc. on the Company in the future. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected. A discussion of factors that could cause results to vary is included in the Company's periodic and other reports filed with the Securities and Exchange Commission.